AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                             VANDERBILT SQUARE CORP.


         The undersigned officers and directors of VANDERBILT SQUARE CORP. (the "Corporation"), hereby certify that on February 10, 1998, following a special meeting of the Company's Shareholders and Directors, a Resolution for amendment of the Articles of Incorporation was adopted and approved by a majority of the Shareholders, the number of votes cast was sufficient for approval. The amendment if as follows:

         ARTICLE I, of the corporation is hereby deleted and shall no longer be in force and effect and in its place instead the following is inserted:

                          ARTICLE - NAME OF CORPORATION

         The  name  of  the   corporation   shall  be  "TREASURES  AND  EXHIBITS
INTERNATIONAL, INC."

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors and the President and Secretary of this Corporation have executed this Amendment to the Articles of Incorporation of VANDERBILT SQUARE CORP. this 27th day of February, 1998.


                                                 VANDERBILT SQUARE CORP.


                                                 By:____________________________
                                                 Larry Schwartz, President


                                                 By:____________________________
                                                 Edward Meyer, Secretary

                                 ACKNOWLEDGMENT


STATE OF _______________    )
                            )
COUNTY OF FLORIDA           )

         On this ____ day of February 1998, before me the undersigned officer duly authorized to take acknowledgments personally appeared Larry Schwartz, Chairman of the Board of Directors and President of VANDERBILT SQUARE CORP. who; [ ] is personally known to me, or [ ] did produce ________________________ as indemnification and Edward Meyer, Secretary of VANDERBILT SQUARE CORP. who; [ ] is personally known to me, or [ ] did produce ________________________ as indemnification and that they, as such director and officer, respectively, being duly authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officer and director of the Corporation and they did not take an oath.

         SWORN TO AND SUBSCRIBED before me on this ___ day of February, 1998.


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                                              Notary Public

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[SEAL]                                        Printed Name

My Commission Expires: